UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2018

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Debt Agreements

On March 23, 2018, Stericycle, Inc. (the “Company”) entered into amendments to certain of its debt agreements as described below.

First Amendment to Credit Agreement

The Company is a party to that certain Credit Agreement dated as of November 17, 2017 by and among the Company and certain of its subsidiaries named therein, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto (the “Bank Credit Agreement”).

On March 23, 2018, the Company entered into a First Amendment to the Bank Credit Agreement (the “Bank Credit Agreement Amendment”). The Bank Credit Agreement Amendment amends the Bank Credit Agreement to, among other things, (i) modify the definition of Consolidated EBITDA to provide certain add-backs for any fiscal quarter ending during the period from March 31, 2018 through December 31, 2019 for purposes of determining compliance with the leverage ratio, and (ii) modify the definition of Applicable Rate to provide a new interest rate margin pursuant to which, if, at the end of any fiscal quarter, the Consolidated Leverage Ratio (as defined in the Bank Credit Agreement) is greater than or equal to 4.00 to 1.00, then the Applicable Margin will be increased (as compared to the Applicable Margin for Pricing Level IV, which remains unchanged from the Bank Credit Agreement) by 0.20% for revolving loan borrowings, by 0.25% for term loan borrowings and by 0.05% for the facility fee payable on the amount of the revolving credit facility commitments, in each case as more fully described in the below pricing grid and in the Bank Credit Agreement Amendment.

			Revolving Credit Facility		Term Facility
Level	Consolidated Leverage Ratio	Facility Fee	Eurocurrency Rate/Letter of Credit Fee	Base Rate	Eurocurrency Rate	Base Rate
I	Less than 1.75 to 1.00	0.100%	0.900%	0.000%	1.000%	0.000%
II	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	0.120%	0.980%	0.000%	1.110%	0.110%
III	Greater than or equal to 2.50 to 1.00 but less than 3.25 to 1.00	0.150%	1.050%	0.050%	1.200%	0.200%
IV	Greater than or equal to 3.25 to 1.00 but less than 4.00 to 1.00	0.200%	1.175%	0.175%	1.375%	0.375%
V	Greater than or equal to 4.00 to 1.00	0.250%	1.375%	0.375%	1.625%	0.625%

Note Purchase Agreement Amendments

The Company is a party to that certain (1) Note Purchase Agreement dated as of August 18, 2010 among the Company and the holders of notes party thereto, pursuant to which, among other things, the Company issued $225,000,000 aggregate principal amount of its 4.47% Senior Notes, Series B, due October 15, 2020, (2) First Amendment to Note Purchase Agreement dated as of August 13, 2015 among the Company and each of the institutions which is a signatory thereto, and (3) Second Amendment to Note Purchase Agreement dated as of July 28, 2017 among the Company and each of the institutions which is a signatory thereto (such Note Purchase Agreement, as amended by the amendments described in clauses (2) and (3) of this paragraph, the “2010 Note Purchase Agreement”).

The Company is a party to that certain (1) Note Purchase Agreement dated as of October 22, 2012 among the Company and the holders of notes party thereto, pursuant to which, among other things, the Company issued (a) $125,000,000 aggregate principal amount of its 2.68% Senior Notes, Series A, due December 12, 2019 and (b) $125,000,000 aggregate principal amount of its 3.26% Senior Notes, Series B, due December 12, 2022, (2) First Amendment to Note Purchase Agreement dated as of August 13, 2015 among the Company and each of the institutions which is a signatory thereto, and (3) Second Amendment to Note Purchase Agreement dated as of July 28, 2017 among the Company and each of the institutions which is a signatory thereto (such Note Purchase Agreement, as amended by the amendments described in clauses (2) and (3) of this paragraph, the “2012 Note Purchase Agreement”).

The Company is a party to that certain (1) Note Purchase Agreement dated as of April 30, 2015 among the Company and the holders of notes party thereto, (2) First Amendment to Note Purchase Agreement dated as of June 30, 2015 among the Company and each of the institutions which is a signatory thereto, pursuant to which, among other things, the Company issued (a) $200,000,000 aggregate principal amount of its 2.72% Senior Notes, Series A, due July 1, 2022 and (b) $100,000,000 aggregate principal amount of its 2.79% Senior Notes, Series B, due July 1, 2023, (3) Second Amendment to Note Purchase Agreement dated as of August 13, 2015 among the Company and each of the institutions which is a signatory thereto, and (4) Third Amendment to Note Purchase Agreement dated as of July 28, 2017 among the Company and each of the institutions which is a signatory thereto (such Note Purchase Agreement, as amended by the amendments described in clauses (2), (3) and (4) of this paragraph, the “2015A Note Purchase Agreement”).

The Company is a party to that certain (1) Note Purchase Agreement dated as of October 1, 2015 among the Company and the holders of notes party thereto, pursuant to which, among other things, the Company issued (a) $150,000,000 aggregate principal amount of its 2.89% Senior Notes, Series A, due October 1, 2021 and (b) $150,000,000 aggregate principal amount of its 3.18% Senior Notes, Series B, due October 1, 2023, and (2) First Amendment to Note Purchase Agreement dated as of July 28, 2017 among the Company and the holders of notes party thereto (as so amended, the “2015B Note Purchase Agreement” and, together with the 2010 Note Purchase Agreement, the 2012 Note Purchase Agreement and the 2015A Note Purchase Agreement, the “Note Purchase Agreements”).

On March 23, 2018, the Company entered into that certain (1) Third Amendment to the 2010 Note Purchase Agreement, (2) Third Amendment to the 2012 Note Purchase Agreement, (3) Fourth Amendment to the 2015A Note Purchase Agreement, and (4) Second Amendment to the 2015B Note Purchase Agreement (collectively, the “NPA Amendments” and, together with the Bank Credit Agreement Amendment, the “Debt Agreement Amendments”).

Each of the NPA Amendments amends its respective Note Purchase Agreement to, among other things, (i) modify the definition of Consolidated EBITDA to provide certain add-backs for any fiscal quarter ending during the period from March 31, 2018 through December 31, 2019 for purposes of determining compliance with the leverage ratio, and (ii) modify the financial covenant to provide that if, at the end of any fiscal quarter ending before or on December 31, 2019, the Unadjusted Consolidated Leverage Ratio (as defined in each NPA Amendment to exclude certain add-backs to Consolidated EBITDA added in the NPA Amendments) exceeded 3.75 to 1.00, the per annum interest rate otherwise applicable to such series of the notes shall be increased, in each case from the date that the Unadjusted Consolidated Leverage Ratio was in excess of 3.75 to 1.00 to but not including the date that the Unadjusted Consolidated Leverage Ratio is less than 3.75 to 1.00 as follows and, as more fully described in the NPA Amendments:

(a) by 0.50% if the Company has a rating of BBB or better by S&P (or an equivalent rating by another rating agency),

(b) by an additional 0.25% if the Company has a rating of BBB- by S&P (or an equivalent rating by another rating agency), for a total of 0.75% above the rate otherwise applicable to such series of notes, and

(c) by an additional 0.50% if the Company has no rating or a rating of BB+ or worse by S&P (or an equivalent rating by another rating agency), for a total of 1.25% above the rate otherwise applicable to such series of notes.

Other Related Matters

The representations, warranties and covenants of each of the parties contained in the Debt Agreement Amendments have been made solely for the benefit of the parties to the applicable documents. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Debt Agreement Amendments, (ii) have been qualified by confidential disclosures made by the parties in connection with the Debt Agreement Amendments, (iii) are subject to materiality qualifications contained in the Debt Agreement Amendments that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Debt Agreement Amendments or such other date as is specified in the Debt Agreement Amendments and (v) have been included in the Debt Agreement Amendments for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Debt Agreement Amendments are included with this filing only to provide investors with information regarding the terms of the Debt Agreement Amendments, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Debt Agreement Amendments, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Debt Agreement Amendments should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that such party files with the U.S. Securities and Exchange Commission.

The foregoing summary of the Debt Agreement Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Agreement Amendments attached as Exhibits 10.1 to 10.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

No.	Description

10.1	First Amendment, dated as of March 23, 2018, to the Credit Agreement dated as of November 17, 2017, entered into by Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent and the financial institutions from time to time party thereto*

10.2	Third Amendment, dated as of March 23, 2018, to the Note Purchase Agreement dated as of August 18, 2010, as amended, entered into by Stericycle, Inc. and the holders of the notes party thereto*

10.3	Third Amendment, dated as of March 23, 2018, to the Note Purchase Agreement dated as of October 22, 2012, as amended, entered into by Stericycle, Inc. and the holders of the notes party thereto*

10.4	Fourth Amendment, dated as of March 23, 2018, to the Note Purchase Agreement dated as of April 30, 2015, as amended, entered into by Stericycle, Inc. and the holders of the notes party thereto*

10.5	Second Amendment, dated as of March 23, 2018, to the Note Purchase Agreement dated as of October 1, 2015, entered into by Stericycle, Inc. and the holders of the notes party thereto*

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or appendix to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERICYCLE, INC.

Date: March 26, 2018	By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer